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EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the following Registration Statements of our report dated February 1, 2003, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) for the year ended December 31, 2002:

            Registration Statement (Form S-8 No. 333-49884) pertaining to The LESCO, Inc. 2000 Broad Based Stock Option Plan and The LESCO, Inc. 2000 Stock Incentive Plan;

            Registration Statement (Form S-8 No. 333-33292) pertaining to the Stock Option Agreement between LESCO, Inc. and Janet M. Cannon, the Stock Option Agreement between LESCO, Inc. and David A. Hanni, the Stock Option Agreement between LESCO, Inc. and Robert S. Kilbourne, the Stock Option Agreement between LESCO, Inc. and Mark S. Klingbeil, the Stock Option Agreement between LESCO, Inc. and R. Gary Lambdin;

            Registration Statement (Form S-8 No. 333-92961) pertaining to the Stock Option Agreement between LESCO, Inc. and several present and former employees;

            Registration Statement (Form S-8 No. 333-38118) pertaining to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust;

            Registration Statement (Form S-8 No. 333-22685) pertaining to the LESCO, Inc. 1998 Stock Option Plan and Stock Bonus Plan;

            Registration Statement (Form S-8 No. 333-82490) pertaining to the LESCO, Inc. 1992 Stock Incentive Plan and the Employment Agreement by and between LESCO, Inc. and William A. Foley;

            Registration Statement (Form S-8, expected to be filed March 5,
      2003) pertaining to the Stock Option Agreement between LESCO, Inc. and Susan Chiancone, the Stock Option Agreement between LESCO, Inc. and Kevin Gill, the Stock Option Agreement between LESCO, Inc. and Meredith Guyot, the Stock Option Agreement between LESCO, Inc. and Kevin Wade.

                              /s/ Ernst & Young LLP

Cleveland, Ohio
March 3, 2003